EXHIBIT 99.1

NCL Corporation Ltd. Announces Pricing of $2,050.0 Million of Senior Notes

MIAMI, September 8, 2025 (GLOBE NEWSWIRE) -- NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (“NCLH”), announced today that it has priced $1,200.0 million aggregate principal amount of its 5.875% senior notes due 2031 (the “2031 Unsecured Notes”) and $850.0 million aggregate principal amount of its 6.250% senior notes due 2033 (the “2033 Unsecured Notes” and, collectively with the 2031 Unsecured Notes, the “Unsecured Notes”), which were offered in a private offering (the “Unsecured Notes Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Unsecured Notes Offering is expected to close on September 17, 2025, subject to customary closing conditions. NCLC intends to use the net proceeds from the Unsecured Notes Offering, together with cash on hand, to (i) fund its separately announced concurrent tender offer (the “Tender Offer”) for its 5.875% senior notes due 2026 (the “2026 Notes”) and its 5.875% senior secured notes due 2027 (the “2027 Notes”), (ii) redeem all of the 2026 Notes and 2027 Notes that are not accepted for purchase in the Tender Offer, (iii) redeem all of its 8.125% senior secured notes due 2029 (the “2029 Notes”) and (iv) pay accrued and unpaid interest on the 2026 Notes, the 2027 Notes and the 2029 Notes purchased or redeemed, as applicable, as well as pay related transaction premiums, fees and expenses. The Tender Offer and the redemption of the 2029 Notes are conditioned on the consummation of the Unsecured Notes Offering. The Unsecured Notes Offering, however, is not conditioned on the consummation of the Tender Offer (including the tender of any threshold amount of 2026 Notes and 2027 Notes as part of the Tender Offer) or the redemption of the 2029 Notes. The transactions described above will be essentially neutral to NCLC’s leverage.

The Unsecured Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Unsecured Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release also shall not constitute an offer to purchase, a solicitation of an offer to sell, or a notice of redemption with respect to the 2026 Notes, the 2027 Notes or the 2029 Notes.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a combined fleet of 34 ships and more than 71,000 Berths, NCLH offers itineraries to approximately 700 destinations worldwide. NCLH expects to add 13 additional ships across its three brands through 2036, which will add over 38,400 Berths to its fleet.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the Unsecured Notes Offering and the use of proceeds therefrom, may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. For a discussion of these risks, uncertainties and other factors, please refer to the factors set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. These factors are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com